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                                                                    EXHIBIT 99.1


                        GYRODYNE COMPANY OF AMERICA, INC.
                             1 Flowerfield, Suite 24
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075


June 2, 2008


Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York  11780

                              FOR IMMEDIATE RELEASE

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     ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****
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        Gyrodyne Acquires Medical Office Center in Cortlandt Manor, N.Y.

CORTLANDT MANOR, N.Y., June 2, 2008 - Gyrodyne Company of America Inc. (NASDAQ:GYRO), a Long Island-based real estate investment trust, has acquired the Cortlandt Manor Medical Center in this northern Westchester County community, announced Peter Pitsiokos, chief operating officer. The $7 million purchase from Cortlandt Building Associates represents the second medical office property purchase for Gyrodyne since its conversion to a REIT. M&T Bank provided the $5.25 million financing.

Cortlandt Manor Medical Center, located at 1985 Crompond Road, sits on five acres directly across the street from the Hudson Valley Hospital Center on the City of Peekskill border. It features 29,811 square feet of medical office space that currently is 92 percent leased to 13 tenants.

"The Hudson Valley Hospital Center is the premier medical complex in its market," Pitsiokos noted. "It is an expanding operation in a growing community, which creates strong appeal for owning a medical office property in such close proximity. This type of asset is among our primary acquisition targets because it offers stability in this uncertain economy. Given our country's aging population, healthcare - in general - is an area that will continue to expand."

Last year, Gyrodyne purchased the 10-building Port Jefferson Professional Park in Port Jefferson, N.Y., which also caters to medical office use. The Cortlandt Manor Medical Center acquisition represents the company's growth from a largely Long Island player into the greater tri-state area.

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Gyrodyne was able to secure a cap rate of 9.8 percent for the Cortlandt Manor
Medical Center purchase. "As a buyer, it is a real feather in our cap to be able to negotiate such an attractive rate," Pitsiokos said. "Additionally, the transaction qualified for tax deferral under the Internal Revenue Code Section 1033. Altogether, it was a sound play for our organization."

Gyrodyne orchestrated the sale in-house. David Wald, property manager and leasing agent for the seller, brokered the transaction on its behalf.

Incorporated in 1946, Gyrodyne Company of America is a full-service real estate organization that owns and manages diverse commercial properties, and is committed to environmentally sensitive development. Other hallmark holdings include Flowerfield, a master-planned, mixed-use project on Long Island in the hamlet of St. James, where the company is based. Gyrodyne remains in an active acquisition mode. ###

Forward-Looking Statement Safe Harbor
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The statements made in this press release that are not historical facts contain
"forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.

About Gyrodyne Company of America, Inc.
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Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island. The Company also owns ten buildings in a professional office park in Port Jefferson Station, New York. The Company is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings. The Company is also a limited partner in the Callery Judge Grove, L.P. which owns a 3,500 plus acre property in Palm
Beach County, Florida. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.
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